                                         EXHIBIT 99.1

                                                        SILVER TRIANGLE BUILDING
                                         25505 WEST TWELVE MILE ROAD, SUITE 3000
                                                       SOUTHFIELD, MI 48034-8339
                                                                  (248) 353-2700
                                                            CREDITACCEPTANCE.COM

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE

                                                        DATE: SEPTEMBER 15, 2006

                                             INVESTOR RELATIONS: DOUGLAS W. BUSK
                                                                       TREASURER
                                                        (248) 353-2700 EXT. 4432
                                                         IR@CREDITACCEPTANCE.COM

                                                             NASDAQ SYMBOL: CACC

              CREDIT ACCEPTANCE ANNOUNCES OPERATING RESULTS FOR THE
                        TWO MONTHS ENDED AUGUST 31, 2006


SOUTHFIELD, MICHIGAN -- SEPTEMBER 15, 2006 -- CREDIT ACCEPTANCE CORPORATION (NASDAQ: CACC) (the "Company") announced certain operating results for the two months ended August 31, 2006. The operational data set forth in this press release is for informational purposes to be used by investors in making decisions about whether to tender shares in the Company's previously announced modified Dutch auction tender offer.

Results for the two months ended August 31, 2006 compared to the same period in 2005 include the following:

         -        Consumer loan unit volume increased 12.0%.
         -        Consumer loan dollar volume increased 25.2%.
         -        The number of active dealer-partners increased 20.1%.
         -        Consumer loan unit volume per active dealer-partner decreased
                  7.1%.
         -        Net cash collections on loans increased 16.5%.
         -        Dealer holdback payments increased 27.2%.

  The Company modified its loan pricing model during the first two months of the third quarter of 2006. The composition of new loan originations changed during the two months ended August 31, 2006 compared to the same period in 2005 as follows: (1) The average loan size is larger by 11.8%, (2) the average loan term increased from 35 to 40 months, (3) the projected return on capital has decreased by approximately 100 basis points, and (4) the average spread between the advance rate and the expected collection rate has decreased by approximately 300 basis points.


The following tables summarize unit and dollar volume activity:


(DOLLARS IN THOUSANDS)

                                             SIX MONTHS ENDED JUNE 30,          EIGHT MONTHS ENDED AUGUST 31,
                                         ---------------------------------     --------------------------------
                                           2006        2005       % CHANGE       2006       2005       % CHANGE
                                           ----        ----       --------       ----       ----       --------
Consumer loan unit volume                  49,170      44,865        9.6         64,373      58,442       10.1
Consumer loan dollar volume              $583,474    $539,763        8.1       $781,906    $698,225       12.0


                                 ONE MONTH ENDED JULY 31,         ONE MONTH ENDED AUGUST 31,           TWO MONTHS ENDED AUGUST 31,
                             ------------------------------     ------------------------------       ------------------------------
                               2006       2005      % CHANGE       2006       2005    % CHANGE       2006        2005      % CHANGE
                               ----       ----      --------       ----       ----    --------       ----        ----      --------
Consumer loan unit volume      6,506      6,202        4.9         8,697      7,375       17.9        15,203      13,577       12.0
Consumer loan dollar volume  $83,927    $72,700       15.4      $114,505    $85,762       33.5      $198,432    $158,462       25.2


DEALER-PARTNER ENROLLMENTS AND VOLUME

The following table summarizes the changes in active dealer-partners and corresponding consumer loan unit volume for the two months ended August 31, 2006 and 2005:

                                                                             TWO MONTHS ENDED AUGUST 31,
                                                                          --------------------------------
                                                                           2006       2005        % CHANGE
                                                                          ------     -----        --------
Consumer loan unit volume                                                  15,203    13,577         12.0
Active dealer-partners (1)                                                  1,458     1,214         20.1
                                                                          -------    ------
Average volume per dealer-partner                                            10.4      11.2         -7.1

Consumer loan unit volume from dealer-partners active both periods         10,006    10,469         -4.4
Dealer-partners active both periods                                           778       778           --
                                                                          -------    ------
Average volume per dealer-partner active both periods                        12.9      13.5         -4.4

Consumer loan unit volume from new dealer-partners                            683       726         -5.9
New active dealer-partners (2)                                                147       136          8.1
                                                                          -------    ------
Average volume per new active dealer-partner                                  4.6       5.3        -13.2

Attrition (3)                                                               -22.9%    -16.3%


(1) Active dealer-partners are dealer-partners who submit at least one consumer loan during the period.
(2) New dealer-partners are dealer-partners that have enrolled in the Company's program and have submitted their first consumer loan to the Company during the period.
(3) Attrition is measured according to the following formula: decrease in consumer loan unit volume from dealer-partners who submitted at least one consumer loan during the comparable period of the prior year but who submitted no consumer loans during the current period divided by prior year comparable period consumer loan unit volume.

CONSUMER LOAN PERFORMANCE

The following table compares the Company's forecast of consumer loan collection rates as of August 31, 2006 with the forecast as of December 31, 2005:

                                            August 31, 2006                  December 31, 2005
Loan Origination Year                    Forecasted Collection %           Forecasted Collection %                  Variance
---------------------                    -----------------------           -----------------------                  --------
1996                                             55.1%                             55.0%                              0.1%
1997                                             58.4%                             58.3%                              0.1%
1998                                             67.6%                             67.7%                             -0.1%
1999                                             72.5%                             72.7%                             -0.2%
2000                                             73.1%                             73.2%                             -0.1%
2001                                             67.6%                             67.2%                              0.4%
2002                                             70.6%                             70.3%                              0.3%
2003                                             74.4%                             74.0%                              0.4%
2004                                             73.8%                             72.9%                              0.9%
2005                                             74.3%                             73.6%                              0.7%


During the two months ended August 31, 2006, collection rates were generally consistent with the Company's expectations.


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


CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of its forward-looking statements. Certain statements in this release that are not historical facts, such as those using terms like "may," "will," "should," "believes," "expects," "anticipates," "assumes," "forecasts," "estimates," "appears," "intends," "plans" and those regarding the Company's future results, plans and objectives, are "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements represent the Company's outlook only as of the date of this release. While the Company believes that its forward-looking statements are reasonable, actual results could differ materially since the statements are based on our current expectations, which are subject to risks and uncertainties. Factors that might cause such a difference include, but are not limited to, the factors set forth in Item 1A of the Company's Form 10-K for the year ended December 31, 2005, other risk factors discussed herein or listed from time to time in the Company's reports filed with the Securities and Exchange Commission and the following:

- The Company's inability to accurately forecast the amount and timing of future collections could have a material adverse effect on results of operations.

- Due to increased competition from traditional financing sources and non-traditional lenders, the Company may not be able to compete successfully.

- The Company's ability to maintain and grow the business is dependent on the ability to continue to access funding sources and obtain capital on favorable terms.

- The Company may not be able to generate sufficient cash flow to service its outstanding debt and fund operations.

- The substantial regulation to which the Company is subject limits the business, and such regulation or changes in such regulation could result in potential liability.

- Adverse changes in economic conditions, or in the automobile or finance industries or the non-prime consumer finance market, could adversely affect the Company's financial position, liquidity and results of operations and its ability to enter into future financing transactions.

- Litigation the Company is involved in from time to time may adversely affect its financial condition, results of operations and cash flows.

- The Company is dependent on its senior management and the loss of any of these individuals or an inability to hire additional personnel could adversely affect its ability to operate profitably.

- Natural disasters, acts of war, terrorist attacks and threats or the escalation of military activity in response to such attacks or otherwise may negatively affect the business, financial condition and results of operations.


Other factors not currently anticipated by management may also materially and adversely affect the Company's results of operations. The Company does not undertake, and expressly disclaims any obligation, to update or alter its statements whether as a result of new information, future events or otherwise, except as required by applicable law.

DESCRIPTION OF CREDIT ACCEPTANCE CORPORATION

Since 1972, Credit Acceptance has provided auto loans to consumers, regardless of their credit history. Our product is offered through a nationwide network of automobile dealers who benefit from sales of vehicles to consumers who otherwise could not obtain financing; from repeat and referral sales generated by these same customers; and from sales to customers responding to advertisements for our product, but who actually end up qualifying for traditional financing.

Without our product, consumers may be unable to purchase a vehicle or they may purchase an unreliable one, or they may not have the opportunity to improve their credit standing. As we report to the three national credit reporting agencies, a significant number of our customers improve their lives by improving their credit score and move on to more traditional sources of financing. Credit Acceptance is publicly traded on the NASDAQ under the symbol CACC. For more information, visit creditacceptance.com.


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